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                                   EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES

                  DETAILS OF COMPUTATION OF EARNINGS PER SHARE


                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                    ------------------------------------------------------------------------------------
                                                      1998                                         1997
                                    ----------------------------------------     ---------------------------------------
                                       INCOME        SHARES        PER-SHARE       INCOME         SHARES       PER-SHARE
                                    (NUMERATOR)   (DENOMINATOR)    (AMOUNT)      (NUMERATOR)   (DENOMINATOR)     AMOUNT
                                    -----------   -------------    ---------     -----------   -------------   ---------
                                                                          (In Thousands)
Net income ...................        $66,915                                      $55,391
Less: preferred stock dividend            109                                          115
                                      -------                                      -------
Basic Earnings Per Share .....         66,806         50,071        $  1.33         55,276         49,951        $   1.11
                                                                    -------                                      --------

Effect of Dilutive Securities:
Stock Options ................                           887                                          374

Convertible preferred stock ..            109            258                           115            278

6% convertible debentures ....          1,582          1,450                         1,540          1,450

5 3/4% Convertible debentures           1,155          1,016                         1,105          1,016
                                      -------        -------                       -------        -------
Diluted Earnings Per Share ...        $69,652         53,682        $  1.30        $58,036         53,069        $   1.09
                                      -------        -------        -------        -------        -------        --------




                                                             FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                    ------------------------------------------------------------------------------------
                                                      1998                                         1997
                                    ----------------------------------------     ---------------------------------------
                                      INCOME         SHARES         PER-SHARE      INCOME         SHARES        PER-SHARE
                                    (NUMERATOR)   (DENOMINATOR)     (AMOUNT)     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                    -----------   -------------    ---------     -----------   -------------   ---------
                                                                       (In Thousands)
Net income ...................        $28,155                                      $24,605
Less: preferred stock dividend             36                                           38
                                      -------                                      -------
Basic Earnings Per Share .....         28,119         49,653        $  0.57         24,567         50,048        $   0.49
                                                                    -------                                      --------

Effect of Dilutive Securities:
Stock Options ................                           575                                          555

Convertible preferred stock ..             36            255                            38            272

6% convertible debentures ....            807          2,175                           793          2,175

5 3/4% Convertible debentures             589          1,524                           574          1,524
                                      -------        -------                       -------        -------
Diluted Earnings Per Share ...        $29,551         54,182        $  0.55        $25,972         54,574        $   0.48
                                      -------        -------        -------        -------        -------        --------



Note:

Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.